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                           QUALITY ASSURANCE AGREEMENT


         Agreement, dated as of April 3, 1996, between INTERFERON SCIENCES, INC., a Delaware corporation having its office at 783 Jersey Avenue, New Brunswick, NJ 08901, USA ("Contract Acceptor"), and Cell Pharm GmbH, a company incorporated under the laws of Germany having its office at Medical Park, Feodor Lynen Strasse 23, D-30625 Hannover, Germany ("Contract Giver").

         WHEREAS, Contract Giver and Contract Acceptor have entered into a Supply and Distribution Agreement dated as of the date hereof (the "Supply and Distribution Agreement"); and

         WHEREAS, the Contract Acceptor is a manufacturer of pharmaceutical products, having a manufacturing authorization in accordance with the USA FDA Drug Law and being subject to monitoring by the FDA; and

         WHEREAS, the Contract Acceptor complies with the currently recognized rules such as "Rules governing medicinal products in the European Community," Vol. IV,"Guide to Good Manufacturing Practice" for medicinal products including relevant annexes; Good manufacturing practices for pharmaceutical products published by the WHO and relevant additional and supplementary guidelines, GMP rules published in CFR Section 210, 211 (USA); and

         WHEREAS, the Contract Giver is a manufacturer of pharmaceutical products, having a manufacturing authorization in accordance with the German Drug Law and being subject to monitoring by the competent authorities; and

         WHEREAS, the Contract Giver complies with the currently recognized rules such as "Rules governing medicinal products in the European Community," Vol IV, "Guide to Good Manufacturing Practice" for medicinal products including relevant annexes; Good manufacturing practices for pharmaceutical products published by the WHO and relevant additional and supplementary guidelines, GMP rules published in CFR Section 210, 211 (USA);

         NOW, THEREFORE, Contract Giver and Contract Acceptor, in view of the foregoing premises and in consideration of the terms and conditions hereafter set forth and intending to be legally bound, agree as follows:

1.       SUBJECT MATTER OF AGREEMENT

1.1 The Contract Acceptor shall manufacture for the Contract Giver the products itemized in Appendix I. The overview of functions and responsibilities is annexed as Appendix II.
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2.       STARTING MATERIALS

2.1      Starting materials are defined as:

         (a) Raw materials: active and inactive ingredients necessary for the production of the product(s);

         (b) Materials that although no longer contained in the product in their original form were used for the manufacture of the product (e.g. water, organic solvents); and

         (c)      Packaging materials.

         All starting materials are listed in Appendix III

2.2 The responsibility for the purchase of the starting materials is given in Appendix II.

2.3      (a)      The Contract Acceptor is responsible for the quality of
                  starting materials purchased by it. These materials shall be analyzed with regard to the specifications and methods annexed as Appendix IV. The Contract Acceptor will provide the
                  Contract Giver with certificates of analysis of starting materials whenever requested by the Contract Giver.

         (b) For the starting materials made available by the Contract Giver, the quality shall be certified by the Contract Giver in the form of a Certificate of Analysis which accompanies the shipment of each batch of starting material. The specifications and methods are annexed as Appendix IV. The Contract Acceptor shall at least check the following upon receipt of the starting material from the Contract Giver:

                           (i)      Intactness of the container and closure;

                           (ii) Concurrence of the labelling with the delivery notes; and

                           (iii)    Identity testing of the content.

         (c) Contract Acceptor stores all starting materials in a way that no interference as to their quality may occur.

         (d) Contract Acceptor is responsible for keeping reserve samples of each batch of active starting material. These samples shall be kept for at least two years. The size of the reserve samples must be such that it is possible to perform two full quality control analyses (without microbiological testing).

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3.       PRODUCTION

3.1 The production of the products shall be performed according to the Master Production Formulae and instructions annexed as Appendix V. All significant alterations of the Master Production Formulae and instructions must be agreed upon by both parties in any case. Changes can only be made by mutual consent. New instructions shall become effective as of the date of signature.

4.       QUALITY CONTROL

4.1 The products delivered by the Contract Acceptor shall comply with the specifications contained in Appendix VI.

5.       BATCH RECORDS

5.1 Contract Acceptor commits to keep a record of the production and controls of each batch for at least six years and to give a copy of it to Contract Giver upon request. The batch production and control record shall include at least the following:

         (a)      Name and form of product;

         (b)      Batch number of product being manufactured;

         (c) Dates and times of commencements of significant intermediate stages and of completion of production;

         (d) Batch number or test number and amounts of each starting material used;

         (e) Equipment used including information on which product was produced immediately beforehand;

         (f) Any relevant processing operation or event and its confirmation signed by the responsible operators;

         (g) Theoretical and actual yields of major steps in the processing, detailed information on deviations, exceptional occurrences, e.g. defects and their repairs, signed by an authorized person;

         (h) Results of in-process controls and laboratory testing and decisions following these results; and

         (i) Signature of the responsible production and quality control personnel.

6.       BATCH ACCOMPANYING DOCUMENTS

6.1 Contract Acceptor commits itself to deliver with every batch a Certificate of Production Compliance in the form contained in Appendix VII and other batch accompanying documents such as a Certificate of Analysis in the form contained in Appendix VII according to the specifications contained in Appendix IV.

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7.       RESERVE SAMPLES OF THE PRODUCTS

7.1 Contract Acceptor is responsible for keeping reserve samples of each batch of product produced under this Agreement. These samples shall be kept for at least two years. The size of reserve samples must be such that it is possible to perform at least two full quality control analyses (without microbiological testing). The Contract Giver is responsible for the keeping of samples which are mandatory by law.

8.       STORAGE; PACKAGING; LABELLING AND SHIPMENTS

8.1 Storage conditions and packaging/labelling instructions for the shipment of the products are set forth in Appendix VIII of this Agreement.

9.       THIRD PARTIES

9.1 The Contract Acceptor may employ third parties to execute the tasks given to it by the Contract Giver. The names of these third parties and their duties have to be listed in the overview of functions and responsibilities in Appendix II. The responsibility regarding the quality of the product and all legal requirements therewith connected rests with the Contract Acceptor and cannot be conferred to a third party by a separate agreement. Any change with regard to this matter is subject to a mutual agreement between Contract Giver and Contract Acceptor and is required to be approved by both parties in writing.

10.      INSPECTIONS

10.1 The Contract Acceptor agrees that Contract Giver or its duly authorized representatives have the right to audit the premises where the products are manufactured, including packaging, storage, quality control and distribution.

10.2 These audits will be scheduled to be mutually convenient to both parties. Corrective actions resulting from the observations during the inspection have to be performed as soon as possible. The Contract Acceptor will report to the Contract Giver about its efforts in the carrying out of the corrective actions within a laid down time frame. The Contract Acceptor shall with best efforts support the Contract Giver at the occasion of inspections performed by drug monitoring authorities. Third parties shall be regularly inspected by the Contract Acceptor. They are also subject to inspections by the Contract Giver. The latter inspections shall be performed only in the presence of the Contract Acceptor unless otherwise agreed upon. The centralized control for these audits towards the third party shall be the responsibility of the Contract Acceptor. This encompasses the scheduling as well as the surveillance concerning corrective actions. The Contract Giver shall not contact the third party directly.

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11.      QUALITY DEFECTS

11.1 Both parties agree to contact each other immediately as soon as they become aware of serious quality defects.

12.      PERSONS TO CONTACT

12.1 The relevant persons who should be contacted in case of questions that may arise concerning all pharmaceutical/technical matters which are objects of this Agreement are listed in Appendix IX.

13.      CONFIDENTIALITY

13.1 The Contract Acceptor and the Contract Giver undertake to apply the confidentiality provisions contained in the Supply and Distribution Agreement with regard to their know-how and in particular their manufacturing instructions. None of the contracting parties shall be entitled to use the know-how of the other party made known within the framework of this Agreement after termination of this Agreement without the consent of the other party.

14.      FINAL PROVISIONS

14.1 This Agreement shall become effective upon its signature by the contracting parties and shall have a duration corresponding to the Supply and Distribution Agreement.

14.2 Any alteration or amendments of this Agreement and its Appendices requires the written consent of both parties.

14.3     Supplementary agreements are listed, if necessary, in Appendix X.

14.4 Upon request parts of this Agreement may be forwarded to the competent authorities.

14.5 If individual provisions of this Agreement are invalid, they shall be replaced by provisions which come as close to the intended provision as is admissible.

15.      LANGUAGE

15.1 The PARTIES have requested that this Agreement and all related documents be in English.

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         EXECUTED by the PARTIES as follows:

                                 CELL PHARM GmbH

By:    _________________                                  By:    _______________
Name:  _________________                                  Name:  _______________
Title: _________________                                  Title: _______________
Date:  _________________                                  Date:  _______________



                            INTERFERON SCIENCES, INC.

By:    _________________                                  By:    _______________
Name:  _________________                                  Name:  _______________
Title: _________________                                  Title: _______________
Date:  _________________                                  Date:  _______________

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